Exhibit 99.1

LSI INDUSTRIES COMPLETES ACQUISITION OF ROYSTON GROUP

Transaction Creates Leading Integrated Retail Branding Solutions Platform

CINCINNATI, March 24, 2026 -- LSI Industries Inc. (Nasdaq: LYTS, “LSI” or the “Company”) a leading U.S. based manufacturer of commercial lighting and display solutions, today announced it has completed the acquisition of Royston Group (“Royston”), a leader in identity and equipment solutions for retail environments, from Industrial Opportunity Partners (“IOP”), following the satisfaction of customary closing conditions and expiration of applicable regulatory waiting periods.

LSI acquired Royston for an aggregate purchase price of $325 million payable at closing, consisting of $320 million in cash and $5 million in shares of LSI common stock. The transaction was funded through a combination of debt and the proceeds of a public offering of common stock completed on March 2, 2026.

Atlanta-based Royston is a vertically integrated provider of custom store fixtures, interior and exterior signage, and refrigerated and heated display cases. With five facilities across four U.S. states and a workforce of more than 900 employees, Royston delivers build-to-order retail branding solutions that integrate design, engineering, fabrication, assembly, distribution, and turnkey installation capabilities across the full project lifecycle.

On a trailing twelve-month basis ended September 30, 2025, Royston generated approximately $272 million in revenue and approximately $38 million in adjusted EBITDA, representing an adjusted EBITDA margin of approximately 14%. Beginning in the fiscal 2026 third quarter, Royston’s financial results will be included within LSI’s Display Solutions segment. LSI’s fiscal 2026 third quarter results will include approximately six days of financial contribution from Royston.

LSI believes the acquisition of Royston creates a leading solutions-based platform integrating custom design, engineering, manufacturing, installation, and maintenance capabilities across lighting, fixtures, branded signage, and display cases, positioning the combined company as a one-stop partner for the new build and remodel programs of leading retail brands across North America. A presentation outlining the Royston acquisition is available in the Investor Relations section of LSI’s website.

MANAGEMENT COMMENTARY

“Our acquisition of Royston represents a transformational expansion of LSI’s unique-to-market integrated retail solutions platform,” said James A. Clark, President and Chief Executive Officer of LSI Industries. “Royston brings strong capabilities across store fixtures, signage, and refrigerated display solutions, along with deep customer relationships across several of our highest-growth verticals, including refueling, grocery, and quick-service restaurants. We are excited to welcome Royston’s more than 900 employees to the LSI team as we continue to scale our platform capabilities for customers while driving long-term value creation for our shareholders.”

LSI Industries Completes Acquisition of Royston Group

March 24, 2026

“The closing of this transaction also represents an important step forward in the execution of our Fast Forward value creation strategy,” Clark continued. “LSI’s focus remains on delivering above-market growth in both new and existing vertical markets, driving operating leverage through scale and efficiency gains, and prioritizing capital allocation toward high-return organic and inorganic investments.”

ABOUT LSI INDUSTRIES

Headquartered in Cincinnati, LSI is a publicly held company traded over the NASDAQ Stock Exchange under the symbol LYTS. The Company manufactures advanced lighting, graphics, and display solutions across strategic vertical markets. The Company’s American-made products, which include non-residential indoor and outdoor lighting, print graphics, digital graphics, refrigerated and custom displays, help create value for customer brands and enhance the consumer experience. LSI also provides comprehensive project management services in support of large-scale product rollouts. The Company employs approximately 2,000 people at 18 manufacturing plants in the U.S. and Canada. Additional information about LSI is available at www.lsicorp.com.

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization EBITDA and Adjusted EBITDA. We believe that these are useful as supplemental measures in assessing the operating performance of our business. These measures are used by our management, including our chief operating decision maker, to evaluate business results, and are frequently referenced by those who follow LSI. These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should be used only to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures reported for the periods indicated.

LSI Industries Completes Acquisition of Royston Group

March 24, 2026

(Unaudited)	Twelve Months Ended September 30, 2025
(In thousands)	LSI	Royston	Combined
Net sales	$592,531	$271,827	$864,358

Net Income to Adjusted EBITDA
Net Income	$24,965	$19,048	$44,013
Income tax	9,451	(4,416)	5,035
Interest expense, net	3,001	8,050	11,051
Other (income) expense	193	(177)	16
Operating Income	$37,610	$22,505	$60,115

Depreciation and amortization	12,835	12,148	24,983
EBITDA	$50,445	$34,653	$85,098

Long-term performance based compensation	5,037	-	5,037
Professional fees and expenses	81	770	851
Acquisition costs	1,219	-	1,219
Expense on step-up basis of acquired lease	357	-	357
Private Equity Management Fees	-	756	756
Severance costs and Restructuring costs	169	1,850	2,019
Adjusted EBITDA	$57,308	$38,029	$95,337
Adjusted EBITDA as a percentage of sales	9.7%	14.0%	11.0%

FORWARD-LOOKING STATEMENTS

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, risks and uncertainties. These factors, risks and uncertainties include, but are not limited to, risks that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which LSI and Royston operate; uncertainties regarding the ability of LSI and Royston to promptly and effectively integrate their businesses; uncertainties regarding the reaction to the transaction of the companies’ respective customers, employees, and counterparties; and risks relating to the diversion of management time on transaction-related issues. In addition to the factors, risks and uncertainties described in this paragraph, risks in "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K and any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, including our Current Reports on Form 8-K, are incorporated herein by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

INVESTOR CONTACT

Noel Ryan or Bill Seymour

LYTS@vallumadvisors.com